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                                                              Exhibit 10(lxxxiv)


                                AMENDMENT NO. 1
                                     TO THE
                        HYSTER-YALE PROFIT SHARING PLAN


          Hyster Company hereby adopts this Amendment No. 1 to the Hyster-Yale Profit Sharing Plan (as amended and restated effective November 1, 1992) (the "Plan"), effective as of the dates indicated herein. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                   SECTION 1

          Effective as of November 1, 1992, Section 1.1(9) (a) of the Plan is hereby amended in its entirety to read as follows:

          "(a) Pay received by an Employee from Controlled Group Members as base pay, overtime, performance bonuses, commissions, shift differentials, vacation, holiday and sick pay (including short term disability pay) and any pretax contributions for other benefits which satisfy the requirements of Sections 401(k), 125 or 129 of the Code. Compensation shall not include any other forms of pay, including (without limitation) amounts awarded or credited under the Hyster-Yale Materials Handling, Inc. Long Term Incentive Compensation Plan, the value of perquisites, imputed income, moving allowances or severance payments."

                                   SECTION 2

          Effective as of November 1, 1992, the first sentence of Section 1.1(9) (b) of the Plan is hereby amended in its entirety to read as follows:

          "Notwithstanding the provisions of Subsection (a) of this Section, effective as of January 1, 1989, Compensation in excess of the limitation contained in Section 401(a) (17) of the Code shall not be taken into account for any purpose under the Plan."

                                   SECTION 3

          Effective as of January 1, 1993, Section 3.6(1) of the Plan is hereby amended in its entirety to read as follows:

          "(1) The Trustee, at the direction of the Administrative Committee, shall receive and thereafter hold and administer as part of the Trust Fund for a Covered Employee cash which shall have been distributed to the Covered Employee, from a trust held under another plan in which the Covered Employee participated, or an individual retirement account described in Code Section 408(d)(3)(A)(ii), in a distribution which

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constitutes an "eligible rollover distribution" under Code Section 401(a)
(31) or Code Section 402(c) (4) (a "Rollover Contribution").  The
Administrative Committee shall adopt, and may amend from time to time general rules of uniform application which shall govern the administration of Rollover Contributions."

                                   SECTION 4

          Effective as of November 1, 1992, Section 3.11(2) of the Plan is hereby deleted in its entirety and Sections 3.11(3) and 3.11(4) of the Plan are hereby renumbered as Sections 3.11(2) and 3.11(3), respectively.

                                   SECTION 5

          Effective as of November 1, 1992, Section 6.4(4) of the Plan is hereby amended in its entirety to read as follows:

          "(4) If a Participant whose Termination of Employment occurs under the circumstances covered by Subsection (1) of this Section is rehired as an Employee (including a Participant who terminated employment prior to November 1, 1992 and is rehired on or after such date), an amount equal to the amount forfeited under the preceding Subsections of this Section (or under a corresponding Section of a Prior Plan) shall be restored to his Account immediately upon his reemployment as an Employee."

                                   SECTION 6

          Effective as of January 1, 1993, Section 6.9(2) of the Plan as hereby amended by adding the following sentences to the end thereof:

          "Notwithstanding the foregoing, to the extent required under Section 401(a) (31) of the Code, a Participant or Beneficiary (provided such Beneficiary is a Spouse) may elect to directly transfer a distribution from the Plan which satisfies the requirements of an "eligible rollover distribution" under Sections 401(a) (31) or 402(c) (4) of the Code into an eligible retirement plan. The Administrative Committee shall adopt, and may amend from time to time, rules of uniform application governing such direct transfers."

                                   SECTION 7

          Effective as of November 1, 1992, Section 6.10(4) (d) (iii) of the Plan is hereby amended by deleting the parenthetical phrase "(in six month increments)" and replacing it with the phrase "(in one month increments)."





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                                   SECTION 8

          Effective as of November 1, 1992, the fourth sentence of Section 11.1 of the Plan is hereby amended by deleting the parenthetical phrase "(who shall be a member of the Committee)" and replacing it with the phrase "(who need not be a member of such Committee)".

                                   SECTION 9

          Effective as of November 1, 1992, Section 14.1 of the Plan is hereby amended by replacing the phrase "by action of its Board of Directors" with the phrase "by action of the Nominating, Organization and Compensation Committee of its Board of Directors" each time it appears in such Section.

                                   SECTION 10

          Effective as of November 1, 1992, the first sentence of Section 14.2 of the Plan and the second sentence of Section 15.1(2) of the Plan are hereby amended by deleting the phrase "on the order of its Board of Directors" therefrom.

                                   SECTION 11

          Effective as of November 1, 1992, Section 15.1(1) of the Plan is hereby amended by inserting the phrase "the Nominating, Organization and Compensation Committee of" prior to the phrase "its Board of Directors" each time it appears in such Section.

          Executed this 13th day of May, 1993.


                              HYSTER COMPANY


                              By:  /s/ Bergen I. Bull
                                 ---------------------------------------
                                 Title:         VICE PRESIDENT -
                                           CORPORATE ADMINISTRATION
                                          GENERAL COUNSEL & SECRETARY





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